Exhibit 99(j)

               ARKANSAS POWER & LIGHT COMPANY
                     STATEMENT OF INCOME
           Twelve Months Ended September 30, 1994
                        (In Thousands)
                         (Unaudited)


Operating Revenues:                                                $1,598,117
                                                                   ----------

Operating Expenses:
 Operation and maintenance:
  Fuel and fuel-related expenses                                      265,707
  Purchased power                                                     349,569
  Nuclear refueling outage expenses                                    38,800
  Other operation and maintenance                                     380,309
 Depreciation and decommissioning                                     145,303
 Taxes other than income taxes                                         33,719
 Income taxes                                                          19,007
 Amortization of rate deferrals                                       160,840
                                                                   ----------
           Total                                                    1,393,254
                                                                   ----------

Operating Income                                                      204,863
                                                                   ----------

Other Income (Deductions):
 Allowance for equity funds used
   during construction                                                  3,876
 Miscellaneous - net                                                   55,491
 Income taxes                                                         (22,152)
                                                                   ----------
           Total                                                       37,215
                                                                   ----------

Interest Charges:
 Interest on long-term debt                                           102,006
 Other interest - net                                                  15,452
 Allowance for borrowed funds used
   during construction                                                 (3,128)
                                                                   ----------
          Total                                                       114,330
                                                                   ----------

Net Income                                                            127,748

Preferred Stock Dividend Requirements and Other                        19,579
                                                                   ----------

Earnings Applicable to Common Stock                                  $108,169
                                                                   ==========